UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374
El Paso, Texas 79930
(Address of principal executive offices) (zip code)

(814) 786-8849
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On September 22, 2014, we issued seventy five thousand (75,000) shares of our common stock, restricted in accordance with Rule 144, to a third party as partial consideration for services rendered pursuant to a letter agreement dated August 12, 2014. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On September 26, 2014, we issued seventy thousand (70,000) shares of our common stock, restricted in accordance with Rule 144, to K. Adam Dubov as partial consideration for services rendered pursuant to a Consulting Agreement dated September 19, 2014. In conjunction with the Consulting Agreement, Mr. Dubov was appointed as a member of our Scientific Advisory Board. Mr. Dubov holds a Masters of Business Administration in International Finance from Trident University International and received a Juris Doctorate from University of the Pacific, McGeorge School of Law. He currently works as a subject matter advisor in regulations and guidance for all articles regulated by the Food & Drug Administration (FDA) and serves as a key advisor on FDA regulatory requirements for the U.S. Air Force. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: September 26, 2014	By:	/s/ William A. Hartman
	Name:	William A. Hartman
	Its:	President and Chief Executive Officer

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